QUEST RESOURCE HOLDING CORPORATION
2024 INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
[ insert name of optionee here ]

Agreement

1.                  Grant of Option. Quest Resource Holding Corporation, a Nevada corporation (the “Company”) hereby grants, as of [ ] (“Date of Grant”), to [ ] (the “Optionee”) an option (the “Option”) to purchase up to [ ] shares of the Company’s common stock, $0.001 par value per share (the “Shares”), at an exercise price per share equal to $[ ] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option is being granted pursuant to the Company’s 2024 Incentive Compensation Plan (as may be amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.                  Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.                  Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a fraction of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the fraction of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Fraction of Shares	Vesting Date

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.                  Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. Notwithstanding anything to the contrary contained herein, the Optionee acknowledges and agrees that the Company will satisfy any withholding obligations by withholding shares of common stock otherwise issuable to the Optionee upon the exercise of the Option, unless otherwise notified by the Optionee in writing prior to the such exercise. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.                  Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.                  Termination of Option.

(a)               General. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)                 three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Designated Subsidiary for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)              immediately upon the termination of the Optionee’s Continuous Service by the Company or a Designated Subsidiary for Cause;

(iii)            twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)             (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee or , if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 6(a)(iii) hereof; or

(v)               the tenth anniversary of the date as of which the Option is granted.

(b)               Cancellation. To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 9(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.                  Transferability.

(a)               General. Except as provided herein, the Optionee may not assign, sell, transfer, or otherwise encumber or subject to any lien the Option granted hereby, in whole or in part, other than by will or by operation of the laws of descent and distribution, and the Option granted hereby shall be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative.

(b)               Permitted Transfer of Option. The Committee, in its sole discretion, may permit the transfer of an Option granted under this Agreement as follows: (A) by gift to a member of the Optionee’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Optionee. For purposes of this Section 7(b), “Immediate Family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order), child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling, and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 7(b) are not required by applicable federal or state securities laws under the circumstances, then the Committee, in its sole discretion, may permit the transfer of Options granted under this Agreement to one or more Beneficiaries or other transferees during the lifetime of the Optionee, which may be exercised by such transferees in accordance with the terms of this Agreement, but only if and to the extent permitted by the Committee pursuant to the express terms of this Agreement (subject to any terms and conditions which the Committee may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Optionee shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Optionee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.                  No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9.                  Acceleration of Exercisability of Option.

(a)               Acceleration Upon Change in Control. This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control,” as defined in Section 8(b) of the Plan, unless either (i) the Company is the surviving entity in the Change in Control and the Option Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (ii) the successor company assumes or substitutes for the Option Award, as determined in accordance with Section 9(c)(ii) of the Plan.

(b)               Acceleration Upon Termination of Continuous Service. If, in the event of a Change in Control and the exercisability of the Option is not accelerated under Section 8(a) of the Plan, the Option shall become fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, the Optionee’s employment is terminated without Cause by the Company or any Designated Subsidiary or by such successor company or by the Optionee for Good Reason within 24 months following such Change in Control.

10.              No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.              Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Nevada.

12.              Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13.              Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at

Quest Resource Holding Corporation
3481 Plano Parkway, Suite 100
The Colony, Texas 75056

or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.              Section 409A.

(a)               It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the Fair Market Value of a Share on the Date of Grant and the number of shares subject to the Option is fixed on the original Date of Grant, (ii) the transfer or exercise of the Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

(b)               Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, that either is consented to by the Optionee or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.

15.              Clawback of Benefits. The Company may (a) cause the cancellation of the Option, (b) require reimbursement of any benefit conferred under the Option to the Optionee or Beneficiary, and (c) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Optionee may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Optionee agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Optionee’s Award Agreements may be unilaterally amended by the Company, without the Optionee’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the [      ] day of [   ], [   ].

COMPANY:

Quest Resource Holding Corporation

By:
Name:
Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: ________

OPTIONEE:

By:
Name:
Title: